News Release                                                   [GRAPHIC OMITTED]


     NEWMONT REPORTS FOURTH QUARTER AND 2007 FINANCIAL AND OPERATING RESULTS

DENVER, February 21, 2008 - Newmont Mining Corporation (NYSE: NEM) today announced fourth quarter and 2007 financial and operating results. For the quarter and year ended December 31, the Company reported a net loss from continuing operations of $933 million (-$2.06 per share) and $963 million (-$2.13 per share), respectively, in 2007, compared with net income from continuing operations of $171 million ($0.38 per share) and $563 million ($1.25 per share), respectively, in 2006. Including discontinued operations, the Company reported a net loss of $289 million (-$0.63 per share) and $1.9 billion (-$4.17 per share), for the quarter and year ended December 31, 2007, respectively, compared with net income of $223 million ($0.50 per share) and $791 million ($1.76 per share) for the quarter and year ended December 31, 2006. Net income was impacted by the following:

----------------------------------------------------------------------------------------------
Description ($ million, after-tax)                      Q4 2007    Q4 2006    2007       2006
----------------------------------------------------------------------------------------------
Continuing operations:
  Write-down of Exploration goodwill                   $(1,122)   $    --   $(1,122)   $    --
  Loss on settlement of gold contracts                 $    --    $    --   $  (358)   $   (23)
  Write-down of marketable securities                  $   (39)   $    --   $   (39)   $    --
  Batu Hijau minority loan repayment                   $    --    $    --   $   (25)   $    --
  Tax estimate revisions                               $    --    $    44   $    --    $    35

Discontinued operations:
  Gain on sale of royalty portfolio and other assets   $   597    $    --   $   597    $    --
  Write-down of Merchant Banking goodwill              $    --    $    --   $(1,665)   $    --
  Zarafshan expropriation settlement (impairment)      $     6    $    --   $    60    $   (71)
  Gain on sale of Alberta oil sands                    $    --    $    --   $    --    $   173
  Other discontinued operations and asset sales        $    41    $    52   $    85    $   126
----------------------------------------------------------------------------------------------

Richard O'Brien, President and Chief Executive Officer, said, "Our operating results in each of our regions continue to improve, with fourth quarter and 2007 performance reflecting our focus on execution and in line with guidance. As we look to 2008 and beyond, we will maintain the momentum established in 2007 by further improving our operating performance through production, cost and capital execution in line with our plans. We will also focus on completing the construction of Boddington in Australia, the Yanacocha gold mill in Peru, and the Nevada power plant, while aggressively exploring at our recently acquired Hope Bay project in Canada."

--------------------------------------------------------------------------------------------------
Financial ($ million, except per share)                    Q4 2007    Q4 2006     2007       2006
--------------------------------------------------------------------------------------------------
Revenues                                                   $ 1,410    $ 1,424   $ 5,526    $ 4,882
(Loss) income from continuing operations                   $  (933)   $   171   $  (963)   $   563
(Loss) income from continuing operations per share         $ (2.06)   $  0.38   $ (2.13)   $  1.25
Net (loss) income                                          $  (289)   $   223   $(1,886)   $   791
Net (loss) income per share                                $ (0.63)   $  0.50   $ (4.17)   $  1.76
--------------------------------------------------------------------------------------------------
Operating                                                  Q4 2007    Q4 2006      2007       2006
--------------------------------------------------------------------------------------------------
Consolidated gold sales (000 ounces) (1)                     1,648      1,954     6,184      7,186
Equity gold sales (000 ounces) (1), (2)                      1,405      1,715     5,321      5,870
Average realized gold price ($/ounce)                      $   785    $   612   $   697    $   594
Costs applicable to sales ($/ounce) ((3))                  $   384    $   324   $   406    $   303
Net cash provided from continuing operations ($ million)   $   631    $   403   $   525    $ 1,129
Capital expenditures ($ million)                           $   511    $   440   $ 1,670    $ 1,537
--------------------------------------------------------------------------------------------------

(1) Includes sales from start-up activities which are not included in Revenue, Costs applicable to sales and Depreciation, depletion and amortization per ounce calculations.

(2)   Includes sales from discontinued operations.

(3) Excludes depreciation, depletion and amortization, loss on settlement of price-capped forward sales contracts and Midas redevelopment.

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)

The Company generated net cash from continuing operations of $631 million in the fourth quarter of 2007 compared to $403 million in the year ago quarter. The Company generated net cash from continuing operations of $525 million in 2007, compared to $1.1 billion in 2006. Cash flow from continuing operations during 2007 was negatively impacted by the settlement of the price-capped forward sales contracts ($578 million), the settlement of pre-acquisition income taxes of Normandy ($276 million) and the final settlement of copper collar contracts ($174 million).

During the fourth quarter of 2007, the Company recognized a $1.1 billion non-cash Exploration Segment goodwill impairment as part of continuing operations, primarily due to recent reserve replacement results, required changes to the Company's valuation model assumptions (primarily the discount rate, reserve growth rate, reserve finding costs, operating and capital costs) and new industry-developed interpretation of the accounting rules for impairment analysis.

In December 2007, the Company closed the sale of its royalty portfolio and other non-core assets to Franco-Nevada Corporation for cash consideration of approximately $1.2 billion, which resulted in a pre-tax gain of $0.9 billion ($0.6 billion after-tax). The Company also completed the sale of its Pajingo mine for $23 million, which resulted in a pre-tax gain of approximately $8 million ($5 million after-tax) in the fourth quarter of 2007. As a result, Pajingo's results for 2007 and 2006 were reclassified to discontinued operations.

On January 18, 2008, the Company announced the successful completion of its offer to acquire a controlling interest in Miramar Mining Corporation. This transaction is expected to close during the first quarter of 2008.

--------------------------------------------------------------------------------
FOURTH QUARTER AND 2007 REGIONAL HIGHLIGHTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NEVADA                                     Q4 2007   Q4 2006    2007     2006
--------------------------------------------------------------------------------
Consolidated gold sales (000 ounces) (1)       667       887     2,341     2,534
Equity gold sales (000 ounces) (1)             667       887     2,341     2,427
Costs applicable to sales ($/ounce) (2)    $   384   $   363   $   444   $   403
Capital expenditures ($ million)           $   135   $   204   $   588   $   705
--------------------------------------------------------------------------------

(1) Includes sales from start-up activities which are not included in Revenue, Costs applicable to sales and Depreciation, depletion and amortization per ounce calculations.

(2) Excludes depreciation, depletion and amortization, loss on settlement of price-capped forward sales contracts, and Midas redevelopment.

Nevada Operating Performance

Equity gold sales in Nevada decreased in the fourth quarter to 667,000 ounces from 887,000 ounces in the year ago quarter primarily due to lower mill grades at Carlin and Twin Creeks, limited mining activities at Midas following the suspension of operations in June 2007, higher in-process inventories at year-end and limited production from Lone Tree due to the completion of mining, partially offset by increased production at Leeville. In November 2007, Leeville achieved its design capacity of 3,200 tons per day, completing Leeville's planned ramp-up to steady-state production. On October 11, 2007, the Mine Safety and Health Administration lifted the restrictive order that required Midas to halt mining activities in June 2007. As a result, the Company has been completing redevelopment work at the mine, with ramp-up in the first quarter of 2008 nearing historical production levels.

Open pit ore mined decreased 20% to 10.4 million tons in the fourth quarter of 2007, down from 13.0 million tons in the year ago quarter, primarily due to fewer tons mined at Gold Quarry and increased waste stripping at Phoenix. Underground ore mined decreased 10% in the fourth quarter of 2007 due to the completion of mining at Carlin East and reduced mining activities at Midas. Ore milled increased 6% to 6.9 million tons from 6.5 million tons in the year ago quarter, while milled ore grade decreased 14% during the same period, both driven by the processing of lower grade ore at Phoenix. Ore placed on leach pads decreased 19% in the fourth quarter of 2007 compared to the year ago quarter, primarily as a result of mine sequencing at Gold Quarry and the completion of mining at Lone Tree. Mine sequencing at Gold Quarry also contributed to the 9% increase in leach ore grade from the year ago quarter.

Total costs applicable to sales decreased 19% in the fourth quarter to $255 million from $316 million in the year ago quarter, primarily due to the completion of mining at Lone Tree and Carlin East. Total costs applicable to sales also decreased because fewer in-process and finished goods inventories were sold during the fourth quarter of 2007 compared to the year ago quarter. Costs applicable to sales per ounce increased 6% in the fourth quarter of 2007 to $384 from $363 in the year ago quarter, primarily due to lower production, higher cost production at Phoenix, and reduced mining activities at the lower-cost Midas mine following the suspension of operations.

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)

Phoenix Update

The focus at Phoenix during the fourth quarter was continued progress on optimization projects. The in-fill drill program was increased from 183 to 222 planned drill holes as actual drilling costs were lower than budget. Approximately 80% of the planned drill footage was complete as of December 31, 2007. Favorable results were realized through the implementation of continuous improvement projects, with an emphasis on human resources, equipment productivity and other cost reductions. Mill capacity utilization also improved with nearly 1 million tons processed in each month of the quarter compared to roughly 900,000 tons in the third quarter of 2007. Additionally, the new crusher remains on schedule for start-up by mid-2008 and was approximately 42% complete at the end of the fourth quarter. Phoenix sold 48,700 ounces at costs applicable to sales of $691 per ounce and 181,400 ounces at costs applicable to sales of $729 per ounce for the quarter and year ended December 31, 2007, respectively. The Company continues to expect an updated optimization plan for Phoenix by mid-2008.

Nevada Capital Projects

Capital expenditures in Nevada were $135 million and $588 million for the quarter and year ended December 31, 2007, respectively. Construction of the 200 megawatt coal-fired power plant was approximately 95% complete at the end of the fourth quarter and remains on schedule for completion in the first half of 2008. During the fourth quarter of 2007, the power plant successfully achieved its first fire on oil and in January 2008 the plant achieved first fire on coal. Capital costs are expected to be in line with the previous outlook of between $620 and $640 million. As disclosed previously, the lower cost of self-generated electricity, when compared with projected future market prices in the region, is expected to reduce Nevada's costs applicable to sales by approximately $25 per ounce.

---------------------------------------------------------------------------------
YANACOCHA                                   Q4 2007   Q4 2006    2007      2006
---------------------------------------------------------------------------------
Consolidated gold sales (000 ounces)            438       439     1,565     2,572
Equity gold sales (000 ounces)                  224       225       803     1,320
Costs applicable to sales ($/ounce) (1)     $   315   $   244   $   345   $   193
Capital expenditures ($ million)            $    72   $    95   $   253   $   269
---------------------------------------------------------------------------------

(1) Excludes depreciation, depletion and amortization and loss on settlement of price-capped forward sales contracts.

Yanacocha Operating Performance

Equity gold sales at Yanacocha in the fourth quarter were consistent with the year ago quarter at approximately 438,000 ounces with slightly higher gold production offset by an increase in finished goods inventory. Ore mined increased 37% to 32.7 million tons from 23.9 million tons and leach ore grade increased by 31% in the fourth quarter of 2007 compared to the year ago quarter.

Costs applicable to sales increased in the fourth quarter of 2007 to $315 per ounce from $244 per ounce in the year ago quarter. The increase was primarily due to higher labor, diesel, and other commodity prices, as well as higher worker's participation bonuses and royalties due to increased gold prices.

Yanacocha Capital Projects

Consolidated capital expenditures at Yanacocha were $72 million and $253 million for the quarter and year ended December 31, 2007, respectively. Progress on the gold mill continued as expected, with construction approximately 96% complete at the end of the fourth quarter of 2007. Major milestones during the quarter included completing the primary crusher and the stockpile feed system, and beginning pre-commissioning activities. The Company continues to anticipate commercial production in the first half of 2008. Capital costs on the project are expected to remain in line with the outlook of between $250 and $270 million. Once complete, the gold mill is expected to enhance recovery of complex ores, improve financial returns and extend the operating life at Yanacocha.

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)

---------------------------------------------------------------------------------
AUSTRALIA/NEW ZEALAND                       Q4 2007   Q4 2006     2007      2006
---------------------------------------------------------------------------------
Consolidated gold sales (000 ounces)            295       289     1,153     1,176
Equity gold sales (000 ounces)                  295       289     1,153     1,176
Costs applicable to sales ($/ounce) (1)     $   494   $   409   $   496   $   389
Capital expenditures ($ million)            $   229   $    84   $   597   $   192
---------------------------------------------------------------------------------

(1) Excludes depreciation, depletion and amortization and loss on settlement of price-capped forward sales contracts.

Australia/New Zealand Operating Performance

Australia/New Zealand sales increased 2% in the fourth quarter of 2007 to 295,000 ounces from 289,000 ounces in the year ago quarter, primarily due to increased production at Jundee and Waihi, partially offset by decreased production at Tanami and Kalgoorlie.

Gold sales at Jundee increased 13% in the fourth quarter of 2007 compared to 2006, primarily due to a 55% increase in mill ore grades and a 3% increase in mill recoveries, partially offset by a 31% decrease in mill throughput. Gold sales at Waihi increased 55% in the fourth quarter of 2007 from 2006, primarily due to a 48% increase in mill throughput, partially offset by a 23% decrease in ore grade resulting from mining a higher proportion of open pit ore. Gold sales at Tanami decreased 11% in the fourth quarter of 2007 from 2006, primarily due to a 20% decrease in milled ore grade from the blending of low grade stockpiles and a 9% decrease in throughput. Gold sales at Kalgoorlie in the fourth quarter of 2007 were comparable to the year ago quarter primarily due to slightly lower throughput and 11% lower mill ore grade, partially offset by the timing of gold sales and a 2% increase in recovery rates.

Costs applicable to sales increased 21% in the fourth quarter of 2007 to $494 per ounce from $409 per ounce in the year ago quarter, primarily due to the strengthening Australian and New Zealand dollar exchange rates, which increased unit costs by approximately $58 per ounce compared to the year ago quarter. Additionally, royalties increased due to higher gold prices, and input costs were higher, particularly related to fuel, electricity and labor.

The following quarter-on-quarter costs applicable to sales variances include the impact of the strengthening Australian and New Zealand dollars. Costs applicable to sales increased 11% at Jundee to $416 per ounce from $374 per ounce, primarily due to higher contract mining and electricity costs. At Waihi, costs applicable to sales increased 30% to $445 per ounce from $343 per ounce primarily due to increased ore re-handling costs and milling costs from higher mill throughput. Costs applicable to sales at Kalgoorlie increased 25% to $673 per ounce from $539 per ounce, primarily due to higher mining costs from sound abatement and increased equipment maintenance. At Tanami, costs applicable to sales increased 24% to $445 per ounce from $360 per ounce, primarily due to lower production.

Australia/New Zealand Capital Projects

Capital expenditures in Australia/New Zealand were $229 million and $597 million for the quarter and year ended December 31, 2007, respectively. Development of the Boddington project was approximately 62% complete at the end of 2007, with mill start-up expected in late 2008 or early 2009. The Company completed its definitive estimate to update the Boddington capital costs and has revised its expected share of total costs on the project to between $1.4 and $1.6 billion, up from $0.9 to $1.1 billion, primarily as a result of the adverse impact of the Australian dollar exchange rate, design optimization, and labor and commodity cost escalation.

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)

----------------------------------------------------------------------------------
BATU HIJAU                                   Q4 2007   Q4 2006    2007      2006
----------------------------------------------------------------------------------
Consolidated gold sales (000 ounces)             120       169       494       435
Equity gold sales (000 ounces)                    54        89       233       230
Costs applicable to sales ($/ounce) (1)      $   354   $   192   $   243   $   209
----------------------------------------------------------------------------------
Consolidated copper sales (million pounds)        76       147       428       435
Equity copper sales (million pounds)              34        78       204       230
Costs applicable to sales ($/pound) (1)      $  1.29   $  0.64   $  1.10   $  0.71
Capital expenditures ($ million)             $    31      $      $    74   $   106
----------------------------------------------------------------------------------
Average realized copper price                $  1.59   $  1.63   $  2.86   $  1.54
----------------------------------------------------------------------------------

(1) Excludes depreciation, depletion and amortization and loss on settlement of price-capped forward sales contracts.

Batu Hijau Operating Performance

Equity gold and copper sales decreased in the fourth quarter of 2007 to 54,000 ounces and 34 million pounds, respectively, from 89,000 ounces and 78 million pounds, respectively, in the year ago quarter. Ore tons mined decreased 78% in the fourth quarter compared to the year ago quarter primarily due to mine sequencing in the pit. Lower gold and copper production compared to the year ago quarter was primarily due to a 20% decrease in throughput as a result of unplanned mill downtime in the fourth quarter of 2007, and lower gold and copper recoveries due to a higher ratio of acid-soluble copper content, partially offset by 6% higher gold ore grades. The timing of sales also negatively impacted the fourth quarter of 2007 as concentrate inventory at year-end increased compared to the year ago quarter.

Total costs applicable to sales increased $15 million from the year ago quarter, primarily due to fewer ore tons mined and stockpiled, resulting in a higher portion of mining costs charged in the current year quarter. Additionally, the average waste-to-ore ratio increased compared to the year ago quarter, partially offset by lower fuel costs as a result of fewer operating hours.

Costs applicable to sales per unit increased 84% per ounce of gold and 102% per pound of copper in the fourth quarter of 2007 from 2006, primarily due to decreased sales compared to the year ago quarter. Additionally, a higher proportion of costs were allocated to gold than copper due to the higher proportion of gold revenue in the fourth quarter of 2007 compared to the year ago quarter.

The average realized copper price, after treatment and refining charges, decreased slightly in the fourth quarter of 2007 to $1.57 per pound from $1.63 per pound in the year ago quarter. Although copper sales were completely unhedged in the fourth quarter of 2007, the decline in copper prices during the fourth quarter of 2007 reduced the Company's provisional pricing market-to-market on third quarter sales revenue by $119 million. This provisional pricing mark-to-market adjustment lowered the average realized price in the fourth quarter of 2007 by approximately $1.54 per pound.

---------------------------------------------------------------------------------
AHAFO                                       Q4 2007   Q4 2006     2007      2006
---------------------------------------------------------------------------------
Consolidated gold sales (000 ounces)             85       125       446       202
Equity gold sales (000 ounces)                   85       125       446       202
Costs applicable to sales ($/ounce) (1)     $   416   $   326   $   396   $   297
Capital expenditures ($ million)            $    35   $    22   $   114   $   177
---------------------------------------------------------------------------------

(1) Excludes depreciation, depletion and amortization and loss on settlement of price-capped forward sales contracts.

Ahafo Operating Performance

Gold ounces sold at Ahafo decreased 32% in the fourth quarter of 2007 to 85,000 ounces from 125,000 ounces in the year ago quarter. The decrease was primarily due to a 25% decrease in mill throughput as a result of unplanned downtime in December 2007 and the processing of 12% lower mill ore grades, partially offset by a 4% increase in recovery rates. Both total tons and ore tons mined decreased compared to the year ago quarter as a result of longer haul distances as pits deepen and increased waste stripping at the Apensu pit.

Costs applicable to sales at Ahafo increased 28% to $416 per ounce in the fourth quarter of 2007 from $326 per ounce in the year ago quarter, primarily due to fewer ounces sold and increased mining and milling costs. Mining costs increased due to higher waste removal costs, as well as the year ago quarter benefiting from the capitalization of pre-production costs and lower maintenance costs. Mining costs also increased due to increased pit dewatering, labor, fuel and tire costs. Milling costs increased compared to the year ago quarter primarily due to increased maintenance costs as the new mill required minimal maintenance in the year ago quarter.

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                    Page 5 of 20

---------------------------------------------------------------------------------
OTHER OPERATIONS                            Q4 2007   Q4 2006     2007      2006
---------------------------------------------------------------------------------
Consolidated gold sales (000 ounces)             43        45       185       267
Equity gold sales (000 ounces)                   40        42       174       252
Costs applicable to sales ($/ounce) (1)     $   338   $   272   $   332   $   222
Capital expenditures ($ million)            $     1   $     3   $    13   $    11
---------------------------------------------------------------------------------

(1) Excludes depreciation, depletion and amortization and loss on settlement of price-capped forward sales contracts.

Other Operations Performance

Equity gold sales for the Kori Kollo mine in Bolivia and the La Herradura mine in Mexico decreased slightly to 40,000 ounces in the fourth quarter of 2007 from 42,000 ounces in the year ago quarter. Equity gold sales at Kori Kollo decreased 22% in the fourth quarter of 2007 from 2006, primarily due to the timing of production flow from the leach pads. La Herradura gold production was slightly lower in the fourth quarter of 2007 from the year ago quarter, however, gold sales increased 22%, primarily due to the timing of sales in the year ago quarter.

Costs applicable to sales increased in the fourth quarter of 2007 to $338 per ounce from $272 per ounce in the year ago quarter. Costs applicable to sales per ounce decreased 17% at Kori Kollo in the fourth quarter of 2007, primarily due to lower mining costs from a reduction in waste removal costs and increased ore tons mined in the fourth quarter of 2007 compared to the year ago quarter. Costs applicable to sales increased 66% at La Herradura, primarily due to increased waste removal costs.

--------------------------------------------------------------------------------
CAPITAL, TAX RATE AND OTHER
--------------------------------------------------------------------------------

Capital expenditures for the fourth quarter of 2007 were $511 million, primarily for the construction of the power plant and sustaining mine development in Nevada ($135 million), construction of the gold mill and leach pad expansions at Yanacocha in Peru ($72 million), construction of the Boddington project and other sustaining mine development in Australia/New Zealand ($229 million), as well as sustaining mine development at Ahafo in Ghana ($35 million). The Company expensed $163 million of depreciation, depletion and amortization during the fourth quarter of 2007. The Company incurred $38 million of general and administrative expenses and net interest expense of $28 million during the fourth quarter of 2007. The Company incurred $17 million and $45 million of advanced projects, research and development and exploration expenditures, respectively, during the fourth quarter of 2007.

The effective tax rate on the (loss) income from continuing operations for the quarter ended December 31, 2007 was (-11%) compared to 23% in the year ago quarter. Excluding the $1.1 billion Exploration Segment goodwill impairment in the fourth quarter of 2007, which is not deductible for tax purposes, the effective tax rate for the fourth quarter of 2007 would have been 26%.

--------------------------------------------------------------------------------
2008 FINANCIAL OUTLOOK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CONSOLIDATED FINANCIAL OUTLOOK  ($ MILLIONS, EXCEPT TAX RATE)       2008 Outlook
--------------------------------------------------------------------------------
Depreciation, depletion & amortization                               $725 - $775
Exploration                                                          $220 - $230
Advanced projects, research and development                          $120 - $180
General and administrative                                           $140 - $150
Interest expense, net                                                $110 - $120
Effective tax rate                                                     30% - 34%
--------------------------------------------------------------------------------

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                    Page 6 of 20

--------------------------------------------------------------------------------
STATEMENTS OF CONSOLIDATED INCOME
--------------------------------------------------------------------------------

                                                               Q4 2007  Q4 2006     2007     2006
                                                               -------- --------  --------  -------
                                                                 (in millions, except per share)
                                                                   (unaudited)        (audited)
 Revenues
     Sales- gold, net                                          $ 1,289  $ 1,185   $ 4,305   $4,211
     Sales- copper, net                                            121      239     1,221      671
                                                               -------- --------  --------  -------
                                                                 1,410    1,424     5,526    4,882
                                                               -------- --------  --------  -------

 Costs and expenses
     Costs applicable to sales (exclusive of loss on
       settlement of price-capped forward sales contracts,
       Midas redevelopment and depreciation, depletion
       and amortization shown separately below)
         Gold                                                      630      627     2,507    2,146
         Copper                                                     98       93       471      308
     Loss on settlement of price-capped forward sales
       contracts                                                     -        -       531        -
     Midas redevelopment                                             1        -        11        -
     Depreciation, depletion and amortization                      163      178       695      589
     Exploration                                                    45       49       177      166
     Advanced projects, research and development                    17       20        62       81
     General and administrative                                     38       43       143      136
     Write-down of goodwill                                      1,122        -     1,122        -
     Write-down of investments                                      46        -        46        -
     Write-down of long-lived and other assets                       2        -         4        3
     Other expense, net                                             49       91       148      159
                                                               -------- --------  --------  -------
                                                                 2,211    1,101     5,917    3,588
                                                               -------- --------  --------  -------

     Other income (expense)
      Other income, net                                             44       34       144       53
      Interest expense, net                                        (28)     (27)     (105)     (97)
                                                               -------- --------  --------  -------
                                                                    16        7        39      (44)
                                                               -------- --------  --------  -------

     (Loss) income from continuing operations before income
        tax, minority interest and equity (loss) income of
        affiliates                                                (785)     330      (352)   1,250
     Income tax expense                                            (89)     (76)     (200)    (326)
     Minority interest in income of consolidated subsidiaries      (58)     (84)     (410)    (363)
     Equity (loss) income of affiliates                             (1)       1        (1)       2
                                                               -------- --------  --------  -------
     (Loss) income from continuing operations                     (933)     171      (963)     563
 Income)(loss)dfromndiscontinuedtoperations                        644       52      (923)     228
                                                               -------- --------  --------  -------
     Net (loss) income                                          $ (289)   $ 223   $(1,886)  $  791
                                                               ======== ========  ========  =======

 Income per common share Basic:
     (Loss) income from continuing operations                  $ (2.06)  $ 0.38   $ (2.13)  $ 1.25
     Income (loss) from discontinued operations                   1.43     0.12     (2.04)    0.51
                                                               -------- --------  --------  -------
     Net (loss) income                                         $ (0.63)  $ 0.50   $ (4.17)  $ 1.76
                                                               ======== ========  ========  =======

     Diluted:
     (Loss) income from continuing operations                  $ (2.06)  $ 0.38   $ (2.13)  $ 1.25
     Income (loss) from discontinued operations                   1.43     0.11     (2.04)    0.50
                                                               -------- --------  --------  -------
     Net (loss) income                                         $ (0.63)  $ 0.49   $ (4.17)  $ 1.75
                                                               ======== ========  ========  =======

     Basic weighted-average common shares outstanding              452      450       452      450
                                                               ======== ========  ========  =======
     Diluted weighted-average common shares outstanding            452      452       452      452
                                                               ======== ========  ========  =======
     Cash dividends declared per common share                   $ 0.10   $ 0.10    $ 0.40   $ 0.40
                                                               -------- --------  --------  -------

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                    Page 7 of 20

--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                            At December 31,
                                                           2007         2006
                                                         --------    ---------
                                                         (in millions, audited)
                                     ASSETS
Cash and cash equivalents                                $  1,231    $  1,166
Marketable securities and other short-term investments         61         109
Trade receivables                                             177         142
Accounts receivable                                           168         206
Inventories                                                   463         376
Stockpiles and ore on leach pads                              373         377
Deferred income tax assets                                    112         156
Other current assets                                           87          93
                                                         --------    ---------
  Current assets                                            2,672       2,625
Property, plant and mine development, net                   9,140       6,544
Investments                                                 1,527       1,319
Long-term stockpiles and ore on leach pads                    788         812
Deferred income tax assets                                  1,027         793
Other long-term assets                                        234         178
Goodwill                                                      186       1,338
Assets of operations held for sale                             24       1,992
                                                         --------    ---------
  Total assets                                           $ 15,598    $ 15,601
                                                         ========    =========

                                   LIABILITIES
Current portion of long-term debt                        $    255    $    159
Accounts payable                                              339         340
Employee-related benefits                                     153         182
Derivative instruments                                          3         174
Income and mining taxes                                        88         337
Other current liabilities                                     662         515
                                                         --------    ---------
  Current liabilities                                       1,500       1,707
Long-term debt                                              2,683       1,752
Reclamation and remediation liabilitites                      623         521
Deferred income tax liabilities                             1,025         626
Employee-related benefits                                     226         309
Other long-term liabilities                                   150         135
Liabilities of operations held for sale                       394         116
                                                         --------    ---------
  Total liabilities                                         6,601       5,166
                                                         --------    ---------

Minority interests in subsidiaries                          1,449       1,098
                                                         --------    ---------

                              STOCKHOLDERS' EQUITY
Common stock                                                  696         677
Additional paid-in capital                                  6,696       6,703
Accumulated other comprehensive income                        957         673
Retained (deficit) earnings                                  (801)      1,284
                                                         --------    ---------
  Total stockholders' equity                                7,548       9,337
                                                         --------    ---------
  Total liabilities and stockholders' equity             $ 15,598    $ 15,601
                                                         --------    ---------

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                    Page 8 of 20

--------------------------------------------------------------------------------
STATEMENTS OF CONSOLIDATED CASH FLOW
--------------------------------------------------------------------------------

                                                                   Q4 2007    Q4 2006     2007        2006
                                                                   -------    -------    -------    -------
                                                                                 (in millions)
                                                                      (unaudited)            (audited)
Operating activities:
  Net (loss) income                                                $  (289)   $   223    $(1,886)   $   791
  Adjustments to reconcile net (loss) income to net cash from continuing operations:
    Write-down of goodwill                                           1,122         --      1,122         --
    (Income) loss from discontinued operations                        (644)       (52)       923       (228)
    Depreciation, depletion and amortization                           163        178        695        589
    Minority interest expense                                           58         84        410        363
    Deferred income taxes                                              136        (12)      (152)      (127)
    Write-down of investments                                           46         --         46         --
    Stock-based compensation expense                                    10         33         46         50
    Accretion of accumulated reclamation obligations                     8          8         37         30
    Hedge gain, net                                                     --       (128)        (9)       (46)
    Revenue from prepaid forward sales obligation                       --         --         --        (48)
    Other operating adjustments and write-downs                         11         27         48        102
    Net change in operating assets and liabilities (1)                  10         42       (755)      (347)
                                                                   -------    -------    -------    -------
Net cash provided from continuing operations                           631        403        525      1,129
Net cash provided from discontinued operations                          39         26        138         96
                                                                   -------    -------    -------    -------
Net cash from operations                                               670        429        663      1,225
                                                                   -------    -------    -------    -------
Investing activities:
  Additions to property, plant and mine development                   (511)      (440)    (1,670)    (1,537)
  Proceeds from sale of marketable debt securities                      16        288        224      2,216
  Investments in marketable debt and equity securities                 (18)      (107)      (258)    (1,493)
  Acquisitions                                                        (953)        --       (953)      (348)
  Cash received on repayment of Batu Hijau carried interest             --         --        161         --
  Other                                                                  5          4         29         20
                                                                   -------    -------    -------    -------
Net cash used in investing activities of continuing operations      (1,461)      (255)    (2,467)    (1,142)
Net cash provided from investing activities of discontinued
 operations                                                          1,199         41      1,354        338
                                                                   -------    -------    -------    -------
Net cash used in investing activities                                 (262)      (214)    (1,113)      (804)
                                                                   -------    -------    -------    -------
Financing activities:
  Proceeds from debt, net                                              280         --      3,008        198
  Repayment of debt                                                   (385)       (48)    (2,036)      (111)
  Dividends paid to minority interests                                (154)       (29)      (270)      (264)
  Dividends paid to common stockholders                                (45)       (45)      (181)      (180)
  Proceeds from stock issuance                                          31         12         51         78
  Purchase of Company share call options                                --         --       (366)        --
  Issuance of Company share warrants                                    --         --        248         --
  Early extinguishment of prepaid forward sales obligation              --         --         --        (48)
  Change in restricted cash and other                                    4          5         11         (6)
                                                                   -------    -------    -------    -------
Net cash (used in) provided from financing activities of
 continuing operations                                                (269)      (105)       465       (333)
Net cash used in financing activities of discontinued operations        --         --         --         (7)
                                                                   -------    -------    -------    -------
Net cash (used in) provided from financing activities                 (269)      (105)       465       (340)
                                                                   -------    -------    -------    -------
Effect of exchange rate changes on cash                                 39         (3)        50          3
                                                                   -------    -------    -------    -------
Net change in cash and cash equivalents                                178        107         65         84
Cash and cash equivalents at beginning of period                     1,053      1,059      1,166      1,082
                                                                   -------    -------    -------    -------
Cash and cash equivalents at end of period                         $ 1,231    $ 1,166    $ 1,231    $ 1,166
                                                                   =======    =======    =======    =======

(1) Net change in operating assets and liabilities
    Decrease (increase) in operating assets:
      Trade and accounts receivable                                $   169    $   (58)   $    17    $  (110)
      Inventories, stockpiles and ore on leach pads                    (59)       (61)       (95)      (382)
      Other assets                                                      10         24          6        (25)
    Increase (decrease) in operating liabilities:
      Accounts payable and other accrued liabilities                   (92)       153       (629)       230
      Reclamation liabilities                                          (18)       (16)       (54)       (60)
                                                                   -------    -------    -------    -------
                                                                        10         42       (755)      (347)
                                                                   =======    =======    =======    =======

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                    Page 9 of 20

--------------------------------------------------------------------------------
OPERATING STATISTICS SUMMARY
--------------------------------------------------------------------------------

                                              Q4 2007     Q4 2006      2007        2006
                                             ---------   ---------   ---------   ---------
Gold
Consolidated ounces sold (000):
   Nevada (1)                                      667         887       2,341       2,534
   Yanacocha                                       438         439       1,565       2,572
   Batu Hijau                                      120         169         494         435
   Australia/New Zealand
        Tanami                                     103         116         439         418
        Kalgoorlie                                  74          76         323         332
        Jundee                                      87          77         298         306
        Waihi                                       31          20          93         120
                                             ---------   ---------   ---------   ---------
                                                   295         289       1,153       1,176
                                             ---------   ---------   ---------   ---------
   Ahafo                                            85         125         446         202

   Other
        Kori Kollo                                  21          26          87         129
        La Herradura                                22          18          86          79
        Golden Giant                                --           1          12          59
                                             ---------   ---------   ---------   ---------
                                                    43          45         185         267
                                             ---------   ---------   ---------   ---------
                                                 1,648       1,954       6,184       7,186
                                             =========   =========   =========   =========
Equity ounces sold (000):
   Nevada (1)                                      667         887       2,341       2,427
   Yanacocha                                       224         225         803       1,320
   Batu Hijau                                       54          89         233         230
   Australia/New Zealand
        Tanami                                     103         116         439         418
        Kalgoorlie                                  74          76         323         332
        Jundee                                      87          77         298         306
        Waihi                                       31          20          93         120
                                             ---------   ---------   ---------   ---------
                                                   295         289       1,153       1,176
                                             ---------   ---------   ---------   ---------
   Ahafo                                            85         125         446         202

   Other
        Kori Kollo                                  18          23          76         114
        La Herradura                                22          18          86          79
        Golden Giant                                --           1          12          59
                                             ---------   ---------   ---------   ---------
                                                    40          42         174         252
                                             ---------   ---------   ---------   ---------
                                                 1,365       1,657       5,150       5,607
   Discontinued Operations
        Pajingo                                     40          58         171         175
        Zarafshan                                   --          --          --          62
        Holloway                                    --          --          --          26
                                             ---------   ---------   ---------   ---------
                                                 1,405       1,715       5,321       5,870
                                             =========   =========   =========   =========
Copper
     Batu Hijau (pounds sold in millions):
        Consolidated                                76         147         428         435
        Equity                                      34          78         204         230


(1) Includes sales from start-up activities which are not included in Revenue, Costs applicable to sales and Depreciation, depletion and amortization per ounce calculations.

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                   Page 10 of 20

--------------------------------------------------------------------------------
OPERATING STATISTICS - NEVADA
--------------------------------------------------------------------------------

                                                   Q4 2007       Q4 2006        2007           2006
                                                  ---------     ---------     ---------     ---------
Tons mined (000 dry short tons):
   Open pit
      Ore                                            10,370        12,961        42,562        38,446
      Waste                                          32,040        41,631       171,565       152,992
                                                  ---------     ---------     ---------     ---------
        Total                                        42,410        54,592       214,127       191,438
                                                  ---------     ---------     ---------     ---------
   Undergound                                           596           660         1,942         1,651
Tons milled/processed (000 dry short tons):
   Mill                                               6,945         6,540        25,526        17,882
   Leach                                              3,839         4,768        14,042        22,138
Average ore grade (oz/ton):
   Mill                                               0.099         0.115         0.098         0.127
   Leach                                              0.035         0.032         0.035         0.026
Average mill recovery rate                             79.6%         80.2%         81.2%         81.1%
Gold ounces produced (thousands):
   Mill                                                 559           735         2,004         2,059
   Leach                                                100           124           332           364
   Incremental start-up                                   6            17             6           100
                                                  ---------     ---------     ---------     ---------
      Consolidated                                      665           876         2,342         2,523
      Equity                                            665           876         2,342         2,416
Gold ounces sold (thousands):
   Consolidated                                         667           887         2,341         2,534
   Equity                                               667           887         2,341         2,427

Gold production costs (millions):
   Costs applicable to sales                      $     255     $     316     $   1,036     $     980
   Depreciation, depletion and amortization       $      51     $      72     $     220     $     180
Gold production costs (per ounce sold):
   Direct mining and production costs             $     390     $     376     $     454     $     406
   By-product credits                                   (23)          (22)          (26)          (15)
   Royalties and production taxes                        15             7            14             9
   Reclamation/accretion expense                          2             2             2             3
                                                  ---------     ---------     ---------     ---------
      Costs applicable to sales                   $     384     $     363           444     $     403
      Depreciation, depletion, and amortization   $      78     $      84     $      94     $      74

(1) Includes sales from start-up activities which are not included in Revenue, Costs applicable to sales and Depreciation, depletion and amortization per ounce calculations.

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                   Page 11 of 20

--------------------------------------------------------------------------------
OPERATING STATISTICS - NEVADA BY LOCATION
--------------------------------------------------------------------------------

                                                Q4 2007      Q4 2006       2007          2006
                                                -----------------------------------------------

Mine production:
Open pit ore mined (000 dry short tons):
     Carlin                                       3,056        6,648       17,792       22,768
     Phoenix                                      3,252        4,330       12,241        4,330
     Twin Creeks                                  4,062        1,303       12,529        7,676
     Lone Tree                                       --          680           --        3,672
                                                -----------------------------------------------
                                                 10,370       12,961       42,562       38,446
     Average ore grade (oz/ton)                   0.055        0.047        0.058        0.048

Open pit waste mined (000 dry short tons):
     Carlin                                      12,312       19,593       84,045       75,012
     Phoenix                                     10,846        7,780       44,963        7,780
     Twin Creeks                                  8,882       13,654       42,557       59,709
     Lone Tree                                       --          604           --       10,491
                                                -----------------------------------------------
                                                 32,040       41,631      171,565      152,992

Underground ore mined (000 dry short tons):
     Carlin - Carlin East                            --          106          151          241
     Carlin - Deep Post                              84           99          308          388
     Carlin - Chukar                                133          114          428          336
     Carlin - Leeville                              302          232          700          232
     Midas                                           46           97          236          333
     Turquoise Ridge                                 31           12          119          121
                                                -----------------------------------------------
                                                    596          660        1,942        1,651
     Average ore grade (oz/ton)                   0.418        0.467        0.399        0.471

Mill throughput (000 dry short tons):
     Carlin - Mill 5                              1,370        1,312        5,301        4,799
     Carlin - Mill 6                                836          757        3,058        2,739
     Twin Creeks - Juniper                          279          263        1,032          957
     Twin Creeks - Sage                             784          759        3,222        3,202
     Lone Tree                                      522          648        1,819        2,708
     Phoenix                                      2,914        2,531       10,443        2,531
     Midas                                           50           95          234          331
     Other                                          190          175          417          615
                                                -----------------------------------------------
                                                  6,945        6,540       25,526       17,882
     Average ore grade (oz/ton)                   0.099        0.115        0.098        0.127
     Average mill recovery rate                    79.6%        80.2%        81.2%        81.1%

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                   Page 12 of 20

--------------------------------------------------------------------------------
OPERATING STATISTICS - YANACOCHA
--------------------------------------------------------------------------------

                                                   Q4 2007      Q4 2006       2007         2006
                                                  ---------    ---------    ---------    ---------
Tons mined (000 dry short tons):
   Ore                                               32,718       23,918       98,595      115,795
   Waste                                             19,523       27,990      110,276      101,706
                                                  ---------    ---------    ---------    ---------
      Total                                          52,241       51,908      208,871      217,501
                                                  ---------    ---------    ---------    ---------
Tons processed (000 dry short tons)                  32,442       26,666       98,319      118,551
Average ore grade (oz/ton)                            0.021        0.016        0.019        0.026
Gold ounces produced (thousands):
   Consolidated                                         470          456        1,565        2,612
   Equity                                               241          234          803        1,341
Gold ounces sold (thousands):
   Consolidated                                         438          439        1,565        2,572
   Equity                                               224          225          803        1,320

Gold production costs (millions):
   Costs applicable to sales                      $     138    $     107    $     540    $     498
   Depreciation, depletion and amortization       $      36    $      34    $     160    $     172
Gold production costs (per ounce sold):
   Direct mining and production costs             $     312    $     257    $     348    $     202
   By-product credits                                   (18)         (21)         (22)         (16)
   Royalties and production taxes                        16            5           13            4
   Reclamation/accretion expense                          5            3            6            3
                                                  ---------    ---------    ---------    ---------
      Costs applicable to sales                   $     315    $     244    $     345    $     193
      Depreciation, depletion, and amortization   $      83    $      78    $     103    $      67

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                   Page 13 of 20

--------------------------------------------------------------------------------
OPERATING STATISTICS - BATU HIJAU
--------------------------------------------------------------------------------

                                                   Q4 2007       Q4 2006        2007          2006
                                                  ---------     ---------     ---------     ---------
Tons mined (000 dry short tons):
   Ore                                                4,583        21,101        29,543       127,255
   Waste                                             57,700        54,670       215,364       165,904
                                                  ---------     ---------     ---------     ---------
      Total                                          62,283        75,771       244,907       293,159
                                                  ---------     ---------     ---------     ---------
Tons milled (000 dry short tons)                     10,177        12,755        46,782        47,026
Average ore grade:
   Gold (oz/ton)                                      0.018         0.017         0.014         0.012
   Copper                                              0.61%         0.65%         0.60%         0.55%
Average mill recovery rate:
   Gold                                                80.7%         81.2%         81.9%         79.5%
   Copper                                              84.3%         90.7%         86.1%         87.3%
Gold ounces produced (thousands):
   Consolidated                                         151           176           548           448
   Equity                                                68            93           258           237
Gold ounces sold (thousands):
   Consolidated                                         120           169           494           435
   Equity                                                54            89           233           230
Copper pounds produced (millions):
   Consolidated                                         105           151           484           454
   Equity                                                47            80           230           240
Copper pounds sold (millions):
   Consolidated                                          76           147           428           435
   Equity                                                34            78           204           230

Gold production costs (millions):
   Costs applicable to sales                      $      43     $      32     $     120     $      91
   Depreciation, depletion and amortization       $       8     $       6     $      25     $      20
Gold production costs (per ounce sold):
   Direct mining and production costs             $     345     $     188     $     233     $     203
   By-product credits                                   (12)          (10)           (8)           (9)
   Royalties and production taxes                        17            12            15            13
   Reclamation/accretion expense                          4             2             3             2
                                                  ---------     ---------     ---------     ---------
      Costs applicable to sales                   $     354     $     192     $     243     $     209
      Depreciation, depletion, and amortization   $      69     $      38     $      50     $      46

Copper production costs (millions):
   Costs applicable to sales                      $      98     $      94     $     471     $     308
   Depreciation, depletion and amortization       $      17     $      17     $      96     $      66
Copper production costs (per pound sold):
   Direct mining and production costs             $    1.29     $    0.63     $    1.11     $    0.71
   By-product credits                                 (0.04)        (0.03)        (0.04)        (0.03)
   Royalties and production taxes                      0.03          0.03          0.02          0.02
   Reclamation/accretion expense                       0.01          0.01          0.01          0.01
                                                  ---------     ---------     ---------     ---------
      Costs applicable to sales                   $    1.29     $    0.64     $    1.10     $    0.71
      Depreciation, depletion, and amortization   $    0.23     $    0.11     $    0.22     $    0.15

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                   Page 14 of 20

--------------------------------------------------------------------------------
OPERATING STATISTICS - AHAFO
--------------------------------------------------------------------------------

                                                   Q4 2007       Q4 2006        2007          2006
                                                  ---------     ---------     ---------     ---------
Tons mined (000 dry short tons):
   Ore                                                2,063         2,690         8,923         5,033
   Waste                                              8,617         9,221        35,312        14,966
                                                  ---------     ---------     ---------     ---------
      Total                                          10,680        11,911        44,235        19,999
                                                  ---------     ---------     ---------     ---------
Tons milled (000 dry short tons):                     1,628         2,171         8,090         3,515
Average ore grade (oz/ton)                            0.060         0.068         0.060         0.065
Average mill recovery rate                             90.4%         86.7%         92.0%         88.3%
Gold ounces produced (thousands):
      Consolidated                                       93           119           456           197
      Equity                                             93           119           456           197
Gold ounces sold (thousands):
   Consolidated                                          85           125           446           202
   Equity                                                85           125           446           202

Gold production costs (millions):
   Costs applicable to sales                      $      35     $      41     $     176     $      60
   Depreciation, depletion and amortization       $       9     $      13     $      43     $      19
Gold production costs (per ounce sold):
   Direct mining and production costs             $     392     $     308     $     375     $     279
   By-product credits                                    (1)           (1)           (1)           (1)
   Royalties and production taxes                        24            18            21            18
   Reclamation/accretion expense                          1             1             1             1
                                                  ---------     ---------     ---------     ---------
      Costs applicable to sales                   $     416     $     326     $     396     $     297
      Depreciation, depletion, and amortization   $     106     $     101     $      96     $      94

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                   Page 15 of 20

--------------------------------------------------------------------------------
OPERATING STATISTICS  - JUNDEE AND TANAMI
--------------------------------------------------------------------------------

                                                   Q4 2007       Q4 2006        2007          2006
                                                  ---------     ---------     ---------     ---------
JUNDEE
Tons mined (000 dry short tons):
   Open pit
      Ore                                               223           177           966           812
      Waste                                             661         1,522         5,430         5,810
                                                  ---------     ---------     ---------     ---------
        Total                                           884         1,699         6,396         6,622
                                                  ---------     ---------     ---------     ---------
   Underground                                          254           257         1,040         1,166
Tons milled (000 dry short tons)                        439           638         1,827         2,460
Average ore grade (oz/ton)                            0.215         0.139         0.174         0.136
Average mill recovery rate                             95.5%         92.8%         92.9%         92.3%
Gold ounces produced (thousands):
   Consolidated                                          87            83           291           313
   Equity                                                87            83           291           313
Gold ounces sold (thousands):
   Consolidated                                          87            77           298           306
   Equity                                                87            77           298           306

Gold production costs (millions):
   Costs applicable to sales                      $      36     $      28     $     143     $     113
   Depreciation, depletion and amortization       $       8     $       8     $      26     $      26
Gold production costs (per ounce sold):
   Direct mining and production costs             $     392     $     354     $     458     $     350
   By-product credits                                    (2)           (2)           (2)           (2)
   Royalties and production taxes                        20            17            18            16
   Reclamation/accretion expense                          6             5             6             5
                                                  ---------     ---------     ---------     ---------
      Costs applicable to sales                   $     416     $     374     $     480     $     369
      Depreciation, depletion, and amortization   $      88     $     110     $      88     $      85

TANAMI
Tons mined (000 dry short tons)                         497           539         2,032         2,136
Tons milled (000 dry short tons)                        737           806         3,029         3,151
Average ore grade (oz/ton)                            0.134         0.167         0.147         0.144
Average mill recovery rate                             94.5%         95.5%         95.1%         95.2%
Gold ounces produced (thousands):
   Consolidated                                          95           129           427           431
   Equity                                                95           129           427           431
Gold ounces sold (thousands):
   Consolidated                                         103           116           439           418
   Equity                                               103           116           439           418

Gold production costs (millions):
   Costs applicable to sales                      $      46     $      42     $     187     $     155
   Depreciation, depletion and amortization       $      10     $       9     $      37     $      30
Gold production costs (per ounce sold):
   Direct mining and production costs             $     435     $     295     $     373     $     314
   By-product credits                                    (1)           (1)           (1)           (1)
   Royalties and production taxes                         9            63            51            54
   Reclamation/accretion expense                          2             3             2             3
                                                  ---------     ---------     ---------     ---------
      Costs applicable to sales                   $     445     $     360     $     425     $     370
      Depreciation, depletion, and amortization   $      98     $      76     $      85     $      72

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)

--------------------------------------------------------------------------------
OPERATING STATISTICS - KALGOORLIE AND WAIHI
--------------------------------------------------------------------------------

                                                   Q4 2007       Q4 2006        2007          2006
                                                  ---------     ---------     ---------     ---------
KALGOORLIE
Tons mined (000 dry short tons):
   Open pit
      Ore                                             1,722         1,715         6,741         7,037
      Waste                                           9,786         9,267        36,412        38,687
                                                  ---------     ---------     ---------     ---------
        Total                                        11,508        10,982        43,153        45,724
                                                  ---------     ---------     ---------     ---------
   Underground                                           55            51           206           207
Tons milled (000 dry short tons)                      1,609         1,633         6,527         6,434
Average ore grade (oz/ton)                            0.051         0.057         0.054         0.062
Average mill recovery rate                             86.9%         85.3%         85.6%         84.6%
Gold ounces produced (thousands):
   Consolidated                                          76            87           314           342
   Equity                                                76            87           314           342
Gold ounces sold (thousands):
   Consolidated                                          74            76           323           332
   Equity                                                74            76           323           332

Gold production costs (millions):
   Costs applicable to sales                      $      50     $      41     $     196     $     163
   Depreciation, depletion and amortization       $       5     $       6     $      24     $      25
Gold production costs (per ounce sold):
   Direct mining and production costs             $     668     $     517     $     585     $     471
   By-product credits                                    (3)           (3)           (3)           (3)
   Royalties and production taxes                        20            18            17            16
   Reclamation/accretion expense                        (12)            7             6             6
                                                  ---------     ---------     ---------     ---------
Costs applicable to sales                         $     673     $     539     $     605     $     490
Depreciation, depletion, and amortization         $      64     $      83     $      74     $      76

WAIHI
Tons mined (000 dry short tons):
   Open pit
      Ore                                               428            45           614           890
      Waste                                             442           826         3,490           987
                                                  ---------     ---------     ---------     ---------
        Total                                           870           871         4,104         1,877
                                                  ---------     ---------     ---------     ---------
   Underground                                           85            86           269           149
Tons milled (000 dry short tons)                        260           176           550         1,025
Average ore grade (oz/ton)                            0.139         0.181         0.173         0.135
Average mill recovery rate                             90.9%         86.4%         89.7%         91.9%
Gold ounces produced (thousands):
   Consolidated                                          31            29            85           130
   Equity                                                31            29            85           130
Gold ounces sold (thousands):
   Consolidated                                          31            20            93           120
   Equity                                                31            20            93           120

Gold production costs (millions):
   Costs applicable to sales                      $      14     $       7     $      47     $      27
   Depreciation, depletion and amortization       $       6     $       1     $      21     $      10
Gold production costs (per ounce sold):
   Direct mining and production costs             $     494     $     404     $     526     $     294
   By-product credits                                   (63)          (74)          (40)          (79)
   Royalties and production taxes                         7             3             7             1
   Reclamation/accretion expense                          7            10             9             7
                                                  ---------     ---------     ---------     ---------
      Costs applicable to sales                   $     445     $     343     $     502     $     223
      Depreciation, depletion, and amortization   $     206     $      36     $     226     $      83

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                   Page 17 of 20

--------------------------------------------------------------------------------
OPERATING STATISTICS -KORI KOLLO AND GOLDEN GIANT
--------------------------------------------------------------------------------

                                                   Q4 2007      Q4 2006       2007         2006
                                                  ---------    ---------    ---------    ---------
KORI KOLLO
Tons mined (000 dry short tons):
   Ore                                                2,564        1,920        9,178        9,516
   Waste                                              2,550        4,317       12,445       14,294
                                                  ---------    ---------    ---------    ---------
      Total                                           5,114        6,237       21,623       23,810
                                                  ---------    ---------    ---------    ---------
Tons processed (000 dry short tons)                   2,564        1,920        9,178        9,516
Average ore grade (oz/ton)                            0.020        0.021        0.020        0.021
Gold ounces produced (thousands):
   Consolidated                                          22           26           89          129
   Equity                                                19           22           78          114
Gold ounces sold (thousands):
   Consolidated                                          21           26           87          129
   Equity                                                18           23           76          114

Gold production costs (millions):
   Costs applicable to sales                      $       5    $       8    $      30    $      27
   Depreciation, depletion and amortization       $       3    $       2    $      10    $       9
Gold production costs (per ounce sold):
   Direct mining and production costs             $     253    $     314    $     345    $     217
   By-product credits                                   (20)         (25)         (21)         (17)
   Royalties and production taxes                        --           --           --           --
   Reclamation/accretion expense                         16           12           16           10
                                                  ---------    ---------    ---------    ---------
      Costs applicable to sales                   $     249    $     301    $     340    $     210
      Depreciation, depletion, and amortization   $     126    $      92    $     117    $      68

GOLDEN GIANT
Tons mined (000 dry short tons)                          --           --           --           13
Tons milled (000 dry short tons)                         --           --           --           17
Average ore grade (oz/ton)                               --           --           --        0.627
Average mill recovery rate                               --           --           --         96.9%
Gold ounces produced (thousands):
   Consolidated                                          --            1           12           59
   Equity                                                --            1           12           59
Gold ounces sold (thousands):
   Consolidated                                          --            1           12           59
   Equity                                                --            1           12           59

Gold production costs (millions):
   Costs applicable to sales                      $      --    $      --    $       2    $      13
   Depreciation, depletion and amortization       $      --    $      --    $      --    $       1
Gold production costs (per ounce sold):
   Direct mining and production costs             $      --    $      --    $     188    $     203
   By-product credits                                    --           --           (3)          (1)
   Royalties and production taxes                        --           --           (9)          (2)
   Reclamation/accretion expense                         --           --           29           14
                                                  ---------    ---------    ---------    ---------
      Costs applicable to sales                   $      --    $      --    $     205    $     214
      Depreciation, depletion, and amortization   $      --    $      --    $      --    $      10

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                   Page 18 of 20

--------------------------------------------------------------------------------
OPERATING STATISTICS - LA HERRADURA
--------------------------------------------------------------------------------

                                                   Q4 2007      Q4 2006       2007         2006
                                                  ---------    ---------    ---------    ---------
LA HERRADURA
Tons mined (000 dry short tons):
   Ore                                                1,332        1,219        5,272        4,263
   Waste                                              4,963        3,902       18,533       13,926
                                                  ---------    ---------    ---------    ---------
      Total                                           6,295        5,121       23,805       18,189
                                                  ---------    ---------    ---------    ---------
Tons processed (000 dry short tons)                   1,332        1,219        5,272        4,263
Average ore grade (oz/ton)                            0.022        0.024        0.022        0.023
Gold ounces produced (thousands):
   Consolidated                                          22           24           86           79
   Equity                                                22           24           86           79
Gold ounces sold (thousands):
   Consolidated                                          22           18           86           79
   Equity                                                22           18           86           79

Gold production costs (millions):
   Costs applicable to sales                      $       9    $       5    $      29    $      20
   Depreciation, depletion and amortization       $       2    $       2    $       7    $       9
Gold production costs (per ounce sold):
   Direct mining and production costs             $     430    $     267    $     357    $     254
   By-product credits                                   (10)         (25)         (17)         (10)
   Royalties and production taxes                        --           --           --           --
   Reclamation/accretion expense                          1           12            1            4
                                                  ---------    ---------    ---------    ---------
      Costs applicable to sales                   $     421    $     254    $     341    $     248
      Depreciation, depletion, and amortization   $      76    $     129    $      77    $     114

NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                   Page 19 of 20

The Company's fourth quarter and year-end earnings conference call and web cast presentation will be held on February 21, 2008 beginning at 4:00 p.m. Eastern Time (2:00 p.m. Mountain Time). To participate:

Dial-In Number:            210-234-0000
Leader:                    John Seaberg
Password:                  Newmont
Replay Number:             203-369-0752

The conference call will also be simultaneously carried on our web site at www.newmont.com under Investor Information/Presentations and will be archived there for a limited time.

     Investor Contacts
     John Seaberg          303.837.5743              john.seaberg@newmont.com

     Media Contacts
     Omar Jabara           303.837.5114              omar.jabara@newmont.com



Cautionary Statement:

This news release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) estimates of future capital expenditures, project costs, tax rates and expenses; (ii) estimates regarding timing of future development, construction, production or closure activities; and (iii) statements regarding potential cost savings, productivity, operating performance, cost structure and competitive position. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company's 2007 Annual Report on Form 10-K, to be filed February 21, 2008, with the Securities and Exchange Commission, as well as the Company's other SEC filings. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.


NEWMONT - Fourth Quarter and 2007 Financial and Operating Results (February 21,
2008)
                                                                   Page 20 of 20